Exhibit 4.1

SUPPLEMENT NO. 1 TO AMENDED AND RESTATED MASTER INDENTURE

THIS SUPPLEMENT NO. 1 TO AMENDED AND RESTATED MASTER INDENTURE, dated as of May 20, 2024 (this “Agreement”), is entered into between: (i) Synchrony Card Issuance Trust, a Delaware statutory trust, as issuer (the “Issuer”); and (ii) The Bank of New York Mellon, a New York state chartered bank, as indenture trustee under the Master Indenture referred to below (in such capacity, the “Indenture Trustee”).

WHEREAS, the Indenture Trustee and the Issuer are parties to (i) the Amended and Restated Master Indenture, dated as of May 1, 2018, (the “Master Indenture”) and (ii) the SynchronySeries Indenture Supplement, dated as of September 26, 2018, as amended on May 28, 2021 (as amended and supplemented from time to time, the “SynchronySeries Indenture Supplement”);

WHEREAS, the parties hereto intend to amend the Master Indenture;

WHEREAS, this Agreement is being entered into pursuant to Section 9.01 of the Master Indenture and all conditions precedent to the execution of this Agreement, as set forth in such Section 9.01, have been satisfied; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Master Indenture or the SynchronySeries Indenture Supplement, as amended hereby.

SECTION 2. AMENDMENT TO THE MASTER INDENTURE.

The Master Indenture is hereby amended as follows:

(a)            Section 1.01(h) of the Master Indenture is amended by deleting the defined terms “Eligible Deposit Account,” “Eligible Institution” and “Permitted Investments” in their entirety and replacing them with the following:

““Eligible Deposit Account” means either (a) a segregated account (including a securities account) maintained with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than Synchrony Bank or any Affiliate thereof) organized under the laws of the United States of America or any state or the District of Columbia, or any domestic branch of a foreign bank, or a trust company acceptable to each applicable Rating Agency, and acting as a trustee for funds deposited in such account, so long as the rating of any of the unsecured or unguaranteed senior debt securities of such depository institution satisfies the publicly published, controlling and applicable ratings criteria established by each Rating Agency.

“Eligible Institution” a depository institution (which may be the Indenture Trustee, the Owner Trustee or any affiliate thereof, but not Synchrony Bank or any Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any U.S. branch of a foreign bank), so long as such depository institution’s long-term unsecured debt rating or its certificate of deposit rating satisfies the publicly published, controlling and applicable ratings criteria established by each Rating Agency. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution.

“Permitted Investments” means one or more of the following:

(a)            direct obligations of, and obligations fully guaranteed as to timely payment by the United States of America;

(b)            demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Indenture Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided, that at the time of the Issuer’s investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of at least “Prime-1”, from S&P of at least “A-1” and from Fitch of at least “F1”;

(c)            commercial paper (including commercial paper of any Affiliate of the Indenture Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of at least “Prime-1”, from S&P of at least “A-1” and from Fitch of at least “F1+”; and

(d)            only to the extent permitted by Rule 3a-7 under the Investment Company Act, investments in money market funds (including funds for which the Transferor, the Servicer, the Indenture Trustee or any of its Affiliates is investment manager or advisor) having a rating from Moody’s of “Aaamf”, from S&P of “AAAm” and from Fitch of “AAAmmf”, if rated by Fitch.”

SECTION 3. EFFECTIVENESS. This Agreement shall become effective as of May 20, 2024; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Agreement, (ii) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the execution of this agreement is authorized or permitted by the Master Indenture and all conditions precedent contained in the Master Indenture have been satisfied and (iii) the Rating Agency Condition has been satisfied with respect to each Tranche of Notes issued pursuant to the SynchronySeries Indenture Supplement.

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SECTION 4. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the Master Indenture and (ii) each reference in the Master Indenture to “this Agreement”, “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Master Indenture, shall mean and be a reference to the Master Indenture as amended hereby.

(b)            Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

SECTION 6. NO PETITION. The Indenture Trustee, by entering into this Agreement, agrees, to the fullest extent permitted by applicable law, that it will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or the Master Indenture.

SECTION 7. MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)            Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

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(c)            This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d)            The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Master Indenture (as amended by this Agreement) or the SynchronySeries Indenture Supplement and delivered using Electronic Means. If the Issuer elects to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer (including those Authorized Officers designated pursuant to a delegation of authority) listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communication methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services hereunder.

SECTION 8. LIMITATION OF LIABILITY OF THE TRUSTEE. The Issuer is a Delaware statutory trust and a separate legal entity under the Delaware Statutory Trust Act and pursuant to such act a trustee, when acting in such capacity, is not personally liable to any person (other than the statutory trust or any beneficial owner thereof) for any act, omission or obligation of a statutory trust. In furtherance thereof, the parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Citibank, N.A. ("Citibank"), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Citibank but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Citibank has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Citibank be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYNCHRONY CARD ISSUANCE TRUST, as Issuer

By: Citibank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Jose Mayorga

Name:	Jose Mayorga

Title:	Senior Trust Officer

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THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Leslie Morales

Name:	Leslie Morales

Title:	Vice President

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